SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 26, 2015

YOUNGEVITY INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-54900	90-0890517
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

2400 Boswell Road, Chula Vista, CA 91914
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (619) 934-3980

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On October 26, 2015, Youngevity International, Inc. (the “Company”)  entered into a Note Purchase Agreement (the “October 26th Note Purchase Agreement”) with one accredited investor (the “Investor”) pursuant to which the Company raised gross proceeds of $4,000,000 and sold three (3) year senior secured convertible notes (the “Note”) in the aggregate principal amount of $4,000,000, convertible into 11,428,571 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), at a conversion price of $0.35 per share, subject to adjustment as provided therein; and a Warrant (the “Warrant”) exercisable to purchase 5,333,334 shares of Common Stock  The Investor had previously purchased from the Company a $5,000,000 convertible promissory note on January 6, 2015 (the “January 6 Note”), the outstanding principal amount of $5,000,000 together with accrued interest of $28,493.15 was prepaid on October 26,2 015 through a cash payment from the Company to the Investor of $1,028,493.15 and the remaining $4,000,000 owed was applied to the Investor’s purchase of the 4,000,000 Note and Warrant exercisable to purchase 5,333,334 shares of Common Stock. The sale was part of a private placement offering (the “Offering”) in which the Company offered for sale as units a maximum of: (a) $10,000,000 principal amount of Notes convertible at the initial conversion price of $0.35 into 28,571,428 shares of its Common Stock and (b) 13,333,333 Warrants.   Prior to this closing, the Company raised gross proceeds of $3,150,000 in the initial closing of the Offering and sold units consisting of Notes in the aggregate principal amount of $3,150,000 and Warrants exercisable to purchase 4,200,000 shares of Common Stock.   The Offering will terminate on October 30, 2015 unless extended for up to an additional thirty (30) days.  The Company intends to invest the net offering proceeds in its wholly owned subsidiary, CLR Roasters, LLC (“CLR”), to fund working capital for its Nicaragua plantation and for the purchase of green coffee to accelerate the growth on its green coffee division. For twelve (12) months following the Closing, the investors in the Offering have the right to participate in any future equity financings by the Company up to their pro rata share of the maximum offering amount in the aggregate.

The Notes bear interest at a rate of eight percent (8%) per annum.  The Company has the right to prepay the Notes at any time after the one year anniversary date of the issuance of the Notes at a rate equal to 110% of the then outstanding principal balance and accrued interest.  The Notes rank senior to all debt of the Company other than certain debt owed to Wells Fargo Bank, Crestmark Bank, the investors in the Company's prior private placements, a mortgage on property, and any refinancings thereof.  The Company and CLR, have provided collateral to secure the repayment of the Notes and have pledged their assets (which liens are junior to CLR’s line of credit and equipment lease and junior to the rights of note holders in the Company’s prior financings but senior to all of their other obligations), all subject to the terms and conditions of a security agreement among the Company, CLR and the investors.  Stephan Wallach, the Company’s Chief Executive Officer, has also personally guaranteed the repayment of the Notes, subject to the terms of a Guaranty executed by him with the investors.  In addition, Mr. Wallach has agreed not to sell, transfer or pledge the 30 million shares of the Common Stock that are currently pledged as collateral to a previous financing so long as his personal guaranty is in effect.

The Warrants contain cashless exercise provisions in the event a registration statement registering the Common Stock underlying the Warrants has not been declared effective by the Securities and Exchange Commission (the “SEC”) by specified dates and customary anti-dilution protection and registration rights.  The Warrants expire sixty (60) months from the date of the closing and have an initial exercise price of $0.45 per share. Each warrant is exercisable for .60 of one (1) share of Common Stock, which resulted in the issuance of Warrants exercisable to purchase 4,200,000 shares of Common Stock in the first closing.

In connection with the Offering, the Company also entered into a registration rights agreement with the Investor in the Offering (the “Registration Rights Agreement”).  The Registration Rights Agreement requires that the Company file a registration statement (the “Initial Registration Statement”) with the SEC within ninety (90) days of the final closing date of the Offering (the “Filing Date”) for the resale by the investors of all of the Common Shares underlying the Notes and the Warrants and all shares of Common Stock issuable upon any stock split, dividend or other distribution, recapitalization or similar event with respect thereto (the “Registrable Securities”).  The Initial Registration Statement must be declared effective by the SEC on the later of 180 days of the final closing date of the Offering or, if the registration statement receives a full review by the Securities and Exchange Commission, 210 days of the final closing date (the “Effectiveness Date”) subject to certain adjustments.  Upon the occurrence of certain events (each an “Event”), including, but not limited to, that the Initial Registration Statement is not filed prior to the Filing Date or declared effective by the Effectiveness Date, the Company will be required to pay to the investors liquidated damages of 1.0% of their respective aggregate purchase price upon the date of the Event and then monthly thereafter until the Event is cured.  In no event may the aggregate amount of liquidated damages payable to each of the Purchasers exceed in the aggregate 10% of the aggregate purchase price paid by such Purchaser for the Registrable Securities.

The Company used one placement agent for the Offering and has agreed to a placement fee payable in the amount of $400,000 for the sale of the $4,000,000 Note and related Warrant of $400,000 and additional legal expenses of the placement agent In addition, the Company has agreed to issue to the Placement Agent one three-year warrant exercisable in an aggregate amount of 1,142,857 shares of Common Stock at an exercise price of $0.35 per share and one three-year warrant exercisable in the aggregate amount of 533,334 shares of Common Stock at an exercise price of $0.45 per share.

The foregoing descriptions of the Note Purchase Agreement, the Notes, the Warrants, the Security Agreement, the Guaranty Agreement and the Registration Rights Agreement are qualified in their entirety by reference to the full text of the Note Purchase Agreement, Notes, the Warrants, the Registration Rights Agreement, the Security Agreement, and the Guaranty Agreement (herein, the “Transaction Documents”), copies of each of which were filed as Exhibit Items 4.1, 4.2, 4.3, 4.4, 10.1, and 10.2 to the Company’s Current report on Form 8-K filed with the Securities and Exchange Commission on October 16, 2015.

Important Notice regarding the Transaction Documents

The Transaction Documents have been included as exhibits to this Current Report on Form 8-K to provide investors and security holders with information regarding their terms. They are not intended to provide any other financial information about the Company or its subsidiaries. The representations, warranties and covenants contained in the Transaction Documents were made only for purposes of those agreements and as of specific dates; were solely for the benefit of the parties to the Transaction Documents; may be subject to limitations agreed upon by the parties, including being qualified by disclosures made for the purposes of allocating contractual risk between the parties to the Transaction Documents instead of establishing these matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of the Company. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Transaction Documents, which subsequent information may or may not be fully reflected in public disclosures by the Company.

Item 2.03.  Creation Of A Direct Financial Obligation of An Obligation Under An Off Balance Sheet Arrangement Of A Registrant

The information contained in Item 1.01 above is hereby incorporated by reference.

Item 3.02.  Unregistered Sales of Equity Securities.

The Note and Warrant, including the Warrant issued to the Placement Agent in the Offering were not registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any state, and were offered and sold in reliance on the exemption from registration afforded by Section 4(a)(2) and Regulation D (Rule 506) under the Securities Act and corresponding provisions of state securities laws, which exempt transactions by an issuer not involving any public offering.  The investor is an “accredited investor” as such term is defined in Regulation D promulgated under the Securities Act.  This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy securities, nor shall such securities be offered or sold in the United States absent registration or an applicable exemption from the registration requirements and certificates evidencing such securities contain a legend stating the same.

Item 9.01.  Financial Statements and Exhibits.

(d)   Exhibits

Exhibit No.	Name of Exhibit

4.1	Form of Note Purchase Agreement*
4.2	Form of Secured Convertible Note*
4.3	Form of Series A Warrant*
4.4	Form of Registration Rights Agreement*
10.1	Form of Security Agreement*
10.2	Guaranty Agreement made by Stephan Wallach*

 *Incorporated by reference to the Current Report on Form 8-K (File No. 000-54900) filed with the Securities and Exchange Commission on October 16, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YOUNGEVITY INTERNATIONAL, INC.

Date: October 30, 2015	By: /s/ David Briskie
Name: David Briskie
Title: Chief Financial Officer